Exhibit 5.1

April 23, 2026

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

Re:	Registration Statement on Form S-3 Enveric Biosciences, Inc.

Ladies and Gentlemen:

As legal counsel to Enveric Biosciences, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale under the Registration Statement by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement of an aggregate of 6,822,225 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) as follows: (i) 98,000 shares of Common Stock (the “Shares”), (ii) 2,124,223 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (iii) 2,222,223 shares of Common Stock issuable upon the exercise of outstanding Series I Warrants (the “Series I Warrants”), (iv) 2,222,223 shares of Common Stock issuable upon the exercise of outstanding Series J Warrants (the “Series J Warrants”), and (v) 155,556 shares of Common Stock issuable upon the exercise of outstanding placement agent warrants issued to a placement agent (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants, the Series I Warrants and the Series J Warrants, the “Warrants”). The shares underlying the Warrants are referred to herein as the Warrant Shares. The Shares and the Warrants (excluding the Placement Agent Warrants) were issued pursuant to a securities purchase agreement, dated April 16, 2026 (the “Purchase Agreement”), by and among the Company and the purchasers named therein and the Placement Agent Warrants were issued pursuant to an engagement letter dated December 8, 2024, as amended on June 5, 2025, January 14, 2025, November 10, 2025, and December 16, 2025, between the Company and the placement agent (the “Engagement Letter”).

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A)	The Amended and Restated Certificate of Incorporation of the Company, as amended;

B)	The Amended and Restated Bylaws of the Company, as amended;

C)	The form of Warrants and the Placement Agent Warrants;

D)	Resolutions of the Board of Directors of the Company approving, among other things, the issuance of the Shares and the Warrant Shares;

E)	The Registration Statement;

F)	The Engagement Letter; and

G)	Such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Greenberg Traurig, LLP | Attorneys at Law
2375 East Camelback Road | Suite 800 | Phoenix, Arizona 85016 | T +1 602.445.8000 | F +1 602.445.8100
www.gtlaw.com

Enveric Biosciences, Inc.

April 23, 2026

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through G above, it is our opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized, and when a Warrant is exercised by a Selling Stockholder pursuant to the terms thereof, including payment of the exercise price as provided for in the Warrant, the Warrant Shares issuable at that time by the Company to such Selling Stockholder will be validly issued, fully paid and non-assessable.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain available for issuance. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com